SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2002

Martek Biosciences Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22354	52-1399362

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6480 Dobbin Road Columbia, Maryland	21045

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 740-0081

(Former name or former address, if changed since last report)

MARTEK BIOSCIENCES CORPORATION

Item 5. Other Events.

        On July 29, 2002, Martek Biosciences Corporation (“Company” or “Martek”) announced that it has consolidated all sales activities related to products for the food and beverage industry at the Company’s headquarters in Columbia, Md. As part of the restructuring, approximately ten employees and consultants currently associated with the food and beverage industry sales will leave the Company. Mark Braman, Executive Vice President and head of sales to the food and beverage industry, will be leaving the Company to pursue other interests and will work with the Company on transition matters. The Company expects to record a one-time charge of approximately $1.5 million in the third quarter ending July 31 to account for severance and other costs associated with this restructuring. A copy of the press release issued on July 29, 2002 by Martek is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        Martek also announced that it had entered into a modification of the terms of the contingent purchase price provisions of the Agreement and Plan of Merger under which Martek acquired OmegaTech, Inc. The contingent share portion of the purchase price that is tied to net sales and gross profit margin objectives over the 24 month period beginning May 1, 2002 has been revised to extend the measurement periods by an additional 6 months. A copy of the Second Amendment to the Agreement and Plan of Merger is filed herewith as Exhibit 99.2 and is hereby incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

The following are filed as exhibits to this current report on Form 8-K:

99.1	Press Release dated July 29, 2002. (filed herewith)
99.2	Second Amendment to the Agreement and Plan of Merger dated as of March 25, 2002, as amended on April 24, 2002, by and among OmegaTech, Inc., a Delaware corporation, Martek Biosciences Corporation, a Delaware corporation (“Martek”), and OGTAQ Corp., a Delaware corporation, is entered into as of July 27, 2002 by and among Martek, Martek Biosciences Boulder Corporation (formerly called OmegaTech, Inc.) and Robert Zuccaro, in his capacity as the Stockholders’ Representative. (filed herewith) *

*	This Exhibit contains a list briefly identifying the contents of all omitted schedules and Martek will furnish supplementally a copy of any omitted schedule to the Commission at its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEK BIOSCIENCES CORPORATION

Date: July 31, 2002	By: /s/ Peter L. Buzy Peter L. Buzy, Chief Financial and Accounting Officer

INDEX TO EXHIBITS

Exhibit
Number

99.1	Press Release dated July 29, 2002. (filed herewith)
99.2	Second Amendment to the Agreement and Plan of Merger dated as of March 25, 2002, as amended on April 24, 2002, by and among OmegaTech, Inc., a Delaware corporation, Martek Biosciences Corporation, a Delaware corporation (“Martek”), and OGTAQ Corp., a Delaware corporation, is entered into as of July 27, 2002 by and among Martek, Martek Biosciences Boulder Corporation (formerly called OmegaTech, Inc.) and Robert Zuccaro, in his capacity as the Stockholders’ Representative. (filed herewith) *

*	This Exhibit contains a list briefly identifying the contents of all omitted schedules and Martek will furnish supplementally a copy of any omitted schedule to the Commission at its request.